Exhibit 10.2
Certain immaterial portions of this agreement identified with an [*] have been excluded from the exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because public disclosure of such portions would likely cause competitive harm to the registrant.

COLUMBUS DC LEASE AMENDMENT

LEASE AMENDMENT

This Lease Amendment (this “Amendment”) is made and entered into as of this 25th day of August, 2023 (the “Effective Date”), by and between BIGCOOH002 LLC, a Delaware limited liability company (“Landlord”) and BIG LOTS STORES, LLC, an Ohio limited liability company, successor-by-conversion to Big Lot Stores, LLC, an Ohio corporation (“Tenant”).
WITNESSETH:
WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of June 12, 2020, as supplemented by that certain Letter Agreement re: Certain Repairs and Replacements dated as of June 12, 2020 (the “Side Letter”), and as amended by that certain letter amendment dated as of September 4, 2020 (as so amended and supplemented, and as further amended, restated, supplemented, and otherwise modified from time to time, the “Lease”), wherein Tenant leases from Landlord that certain real property at the address of 200, 300, 350, 400, 450, 500, and 550 Phillipi Road, Columbus, Ohio, as more particularly described in the Lease (the “Property”).
WHEREAS, Big Lots, Inc., an Ohio corporation (“Guarantor”) is the guarantor under that certain Unconditional Guaranty of Payment and Performance dated as of June 12, 2020, by Guarantor in favor of Landlord (the “Guaranty”, and together with the Lease, collectively, the “Agreements”).
WHEREAS, Landlord and Tenant desire, among other things, to amend and/or modify the Lease to extend the Term (as defined in the Lease), as more particularly set forth herein.
NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Incorporation and Definitions. The recitals and schedules of this Amendment are incorporated herein by this reference. Initial capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Lease.
2.    Estoppel. Each of Tenant and Guarantor warrants and represents to Landlord, as of the date hereof, that:
a.Agreements Effective. Attached hereto as Exhibit A-1 is a true, complete and accurate copy of the Lease. Attached hereto as Exhibit A-2 is a true, complete and accurate copy of the Guaranty. The Agreements have been duly executed and delivered by Tenant and are in full force and effect, the obligations of Tenant thereunder are valid and binding, and there have been no modifications or additions to the Agreements, written or oral, other than those, if any. which are attached on Exhibit A-l and Exhibit A-2 attached hereto and made a part hereof. There are no other promises, agreements, understandings or commitments between Landlord and Tenant relating to the Property, and Tenant has not given Landlord any notice of termination under the Lease.
b.Possession. Tenant is in full and complete possession of the Property. There are no contributions, credits, free rent, rent abatements, deductions, concessions, rebates, unpaid or unreimbursed construction allowances, offsets or other sums due to Tenant from Landlord under the Lease.
c.Minimum Rent. The current monthly Base Rent under the Lease is [REDACTED], subject to any escalation and/or additional Rent charges provided in the Lease, and such Base Rent is current as of the date hereof.
d.Rental Payment Commencement Date. Tenant began paying Base Rent on June 12, 2021.
e.Rentable Area. The rentable area of the Buildings located upon the Premises is 3,876,506 square feet.
f.Commencement Date. The Term of the Lease commenced on June 12, 2020.
g.Options to Renew or Extend. Tenant has no option to renew or extend the Term of the Lease, except as follows: ten (10) additional periods of five (5) years each, subject to the terms and conditions set forth in the Lease.
h.No Default. There exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Agreements by, to Tenant’s knowledge, Landlord, except as follows: NONE (if none, write “None”). Tenant has no existing claims, defenses or offsets against Rent due or to become due under the Lease, except as follows: NONE (if none, write “None’’).
i.Entire Agreement. The Agreements constitute the entire agreement between Landlord and Tenant with respect to the Property, and Tenant claims no rights of any kind whatsoever with respect to the Property, other than as set forth in the Lease, except as follows: NONE (if none, write “None”).
j.No Deposits or Prepaid Rent. No deposits, including security deposits, or prepayments of Rent have been made in connection with the Lease, except: NONE (if none, write “None”). None of the Rent has been paid more than one (1) month in advance.
k.No Purchase Option or Preferential Right to Purchase. Tenant does not have any option or preferential right to purchase all or any part of the Property, except as follows: The right of first refusal set forth in Section 45 of the Lease.
l.Authority. The undersigned representatives of Tenant are each duly authorized and fully qualified to execute this instrument on behalf of Tenant thereby binding Tenant.

m.Financial Condition: Bankruptcy. There are no voluntary or involuntary actions pending against Tenant under the bankruptcy laws of the United States or any state thereof.
3.    Extension of the Term.
a.Section 1.D of the Lease is hereby deleted in its entirety and replaced with the following:
“Expiration Date”: July 31, 2040, subject to extension pursuant to Section 37 of this Lease, or such earlier date resulting from a termination of this Lease in accordance with the terms and conditions hereof.
b.Section 1.H of the Lease is hereby deleted in its entirety and replaced with the following:
“Term”: The period commencing on the Commencement Date and expiring on the Expiration Date, subject to extension pursuant to Section 37 of this Lease, or such earlier date resulting from a termination of this Lease in accordance with the terms and conditions hereof.
4.    Roof Work Review. Landlord and Tenant agree to work in good faith to select a qualified party reasonably acceptable to Landlord and Tenant to assess and provide recommendations supported by industry standards about the work Tenant caused to be performed to the roofs of the Buildings 200 and 350 at the Property. Nothing in this Section 4 shall be deemed to limit, modify, amend, or supplement the terms and conditions of the Lease (including, without limitation, the Side Letter).
5.    Ratification and Affirmation of Lease. Except as expressly provided herein, the Lease shall remain unchanged and in full force and effect; provided, that to the extent this Amendment conflicts with the Lease, the provisions of this Amendment shall control. From and after the date hereof, the “Lease” shall mean and refer to the Lease as amended by this Amendment. The terms of the Lease, as modified hereby, are ratified and affirmed by the parties hereto.
6.    Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by electronic means shall be equally as effective as delivery of a manually executed original counterpart of this Amendment.
7.    Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the respective parties hereto.
8.    Headings. The headings of the various Sections of this Amendment have been inserted only for convenience and shall not be deemed in any manner to modify or limit any of the provisions of this Amendment or be used in any manner in the interpretation of this Amendment.

9.    Entire Agreement; Authorization. This Amendment contains the entire agreement between the parties hereto with respect to the subject matter of this Amendment, and supersedes all prior understandings, agreements and representations, if any, with respect to such subject matter. The parties’ respective signatories below have been duly authorized to execute and deliver this Amendment.
[Signatures of Landlord and Tenant Follow on the Next Page]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the Effective Date.

LANDLORD:

BIGCOOH002 LLC, a Delaware limited
liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Representative

TENANT:

BIG LOTS STORES, LLC, an Ohio limited
liability company

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	EVP, CFA & O

ACKNOWLEDGED AND CONSENTED TO BY:

GUARANTOR:

BIG LOTS, INC., an Ohio corporation

By:	/s/ Jonathan E. Ramsden
Name:	Jonathan E. Ramsden
Title:	EVP, CF&AO

Exhibit A-1
Lease